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                                  Exhibit (c )

                        CONVERTIBLE GRID PROMISSORY NOTE


February 28, 2002



         FOR VALUE RECEIVED, the undersigned corporation, duly organized, validly existing, and in good standing under the laws of the state of New Jersey (the "BORROWER" or the "COMPANY"), having its principal office at 95 Route 17 South, Paramus, New Jersey 07653-0931, promises to pay to the order of Sleepy Lagoon Ltd., a Texas limited partnership and Brion Properties, a Louisiana partnership in commendam (the "LENDERS") at the offices of Mr. McWhorter at 1600 Smith Street, Suite 4275, Houston, Texas 77002, or at such other place as the Lenders may designate in writing, the lesser of: (a) the principal sum of $8,536,703 (which amount is subject to increase pursuant to Section 1 of the Financing Agreement, the "COMMITMENT"), or (b) the aggregate unpaid principal sum of all loans (the "LOANS") made by the Lenders from time to time under this Note (the "NOTE") and that certain Financing Agreement between the Borrower and the Lenders, to which the form of this Note is attached as an exhibit (the "FINANCING AGREEMENT"), in accordance with the provisions hereof. Borrower may not reborrow any monies already loaned under this Note, even if such amounts have been paid to Lenders. All capitalized terms not otherwise defined herein shall have the definitions set forth in the Financing Agreement.

         1. INTEREST. No interest shall accrue or be payable in connection with this Note.

         2. OBLIGATION TO EXTEND LOANS. The Lenders shall extend Loans to the Borrower under this Note on demand during the Commitment Term in accordance with the terms of the Financing Agreement.

         3. USE OF GRID. The Lenders are hereby authorized by the Borrower to enter and record on the grid schedule (the "GRID"), attached hereto as SCHEDULE A, the amount of each Loan made under this Note and each payment of principal thereon (if any) or conversion into Financing Shares (as defined below) without any further authorization on the part of the Borrower. The entry of a Loan on said schedule shall be prima facie and presumptive evidence of the entered Loan. The Lenders' failure to make any entry, however, shall not limit or otherwise affect the obligations of the Borrower. The Lenders shall promptly deliver to the Borrower copies of the Grid each time an entry or change is made thereto.

         4. CONVERSION. At the Company's option, at any time, the then outstanding principal under this Note may be converted into shares (the "FINANCING SHARES") of non-voting Series A Preferred Stock at the conversion price (the "CONVERSION PRICE") equal to $7.75 per share. Notwithstanding the previous sentence, on the date sixty (60) days after the consummation of the Self-Tender Offer, the then outstanding principal under this Note shall

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automatically convert into Financing Shares at the Conversion Price. Any
Loans made for Dissenting Shares or to purchase Shares of Common Stock in the Second-Step Merger after such 60 day period shall convert automatically and immediately into Financing Shares at the Conversion Price. In the event that the issuance of the Financing Shares would cause a violation of any rule, law or regulation applicable to the Company or its stock, the Company shall on the date of conversion issue the maximum amount of Financing Shares as would not cause such violation and use its reasonable best efforts to remedy any such violation and to issue the balance of the Financing Shares promptly thereafter. The Financing Shares shall have the terms and conditions set forth in the Certificate of Amendment to the Certificate of Incorporation of the Borrower, the form of which is attached as EXHIBIT B to the Financing Agreement.

         5. PREPAYMENT. In the event that any portion of this Note is funded to the Company prior to the consummation of the Offering and the Offering is subsequently terminated pursuant to Section 9 of the Agreement (as defined in the Financing Agreement), then, the outstanding principal balance under this Note shall become due and payable upon such termination.

         6. DEFAULT. Each of the following shall constitute an event of default (an "EVENT OF DEFAULT") hereunder: (i) the failure of the Borrower to either prepay the principal amount of this Note or convert the Loan into Financing Shares; or (ii) the occurrence of a default or breach by the Borrower of any material provision under this Note or the Financing Agreement.

         7. RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default, such default not having previously been remedied or waived, the Lenders shall have the following rights and remedies: (i) the right, at their option, by written notice to the Borrower, to declare the entire unpaid balance of this Note to be immediately due and payable and thereupon such amount together with all costs, fees and expenses incurred in connection herewith, shall be immediately due and payable; (ii) all rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code as in effect in the State of New Jersey from time to time (the "UCC").

         8. NO RIGHT OF SET-OFF BY MAKER. The Borrower's obligations under this Note shall not be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction.

         9. WAIVER OF NOTICE. The Borrower hereby waives any requirement of presentment, notice of protest and all other notices in connection with the delivery, acceptance, performance, default of enforcement of this Note.

         10. REPLACEMENT IF LOST. Upon receipt of evidence, reasonably satisfactory to the Borrower, of the loss, theft, destruction or mutilation of this Note, and upon receipt of indemnity reasonably satisfactory to the Borrower, the Borrower will, at the expense of the Lenders or any one of them, execute and deliver, in lieu thereof, a new instrument of like tenor and amount.

         11. NO WAIVER OF RIGHT OR REMEDY. No delay, failure or omission by the Lenders in respect of the exercise of any right or remedy granted to the Lenders or allowed to the Lenders by law, under this Note or otherwise, shall constitute a waiver of the right to exercise the right or remedy at that or any future time or in the same or other circumstance.

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         12.      NOTICE. All notices required to be given hereunder shall be given in accordance with the terms of the Financing Agreement.

         13. MODIFICATION. This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by both the Borrower and the Lenders.

         14. GOVERNING LAW; JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey. Each of the Borrower and the Lenders hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the State of New Jersey in connection with any dispute arising out of or relating to this Note.

         15. INVALIDITY; ASSIGNMENT. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note shall be binding upon the successors and assigns of the Borrower and inure to the benefit of each Lender, its successors, endorsees and assigns.

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         IN WITNESS WHEREOF, the Borrower has executed this Convertible Grid
Promissory Note as of the date first set forth above.

                                                   PRESERVER GROUP, INC.


                                                   By:/s/ Stephen A. Gilbert
                                                      -------------------------
                                                   Name: Stephen A. Gilbert
                                                   Title:  President

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                              SCHEDULE A TO NOTE

Borrower:  Preserver Group, Inc.               Date of Note:  February 28, 2002

-------------------- --------------------- ----------------------------- ---------------------- ----------------------
                                            AMOUNT OF PRINCIPAL REPAID
                                            OR CONVERTED INTO FINANCING    UNPAID PRINCIPAL      INITIALS OF PERSON
       DATE           AMOUNT OF ADVANCE               SHARES                BALANCE OF NOTE        MAKING NOTATION
-------------------- --------------------- ----------------------------- ---------------------- ----------------------
February 28, 2002    $5,240,086                                          $5,240,086             MFV

-------------------- --------------------- ----------------------------- ---------------------- ----------------------
March 1, 2002        $186,464                                            $5,426,530             MFV

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Total:               $5,426,530
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